99.8 Effect of changes on Income Statement for full year 2011 (000's, except for per share amounts).

	As reported			Year ended
	Year ended	Reclassify Primaloft		December 31, 2011
	December 31,	to discontinued	Other	reported in
	2011	operations	reclassifications	2012 format

Net sales	$814,696	($27,409)		$787,287
Cost of goods sold	485,735	(12,614)		473,121

Gross profit	328,961	(14,795)	-	314,166
Selling, general, and administrative expenses	179,804	(5,409)		174,395
Technical, product engineering, and research expenses	56,767	(921)		55,846
Restructuring and other, net	9,317	-		9,317

Operating income	83,073	(8,465)	0	74,608
Interest expense, net	18,121	-		18,121
Other (income)/expense, net	2,720	-	(81)	2,639

Income before income taxes	62,232	(8,465)	81	53,848
Income tax expense/(benefit)	35,779	(3,197)		32,582

Income from continuing operations before earnings of associated companies	26,453	(5,268)	81	21,266
Equity in (earnings)/losses from associated companies	(81)	-	81	-

Income from continuing operations	26,534	(5,268)	-	21,266

Income from operations of discontinued business	15,636	8,465		24,101
Gain on sale of discontinued business	-	-		-
Income tax expense on discontinued operations	7,232	3,197		10,429
Income from discontinued operations	8,404	5,268		13,672
Net income	$34,938	$ -	$ -	$34,938

Earnings per share - Basic
(Loss)/income from continuing operations	$0.85			$0.68
Discontinued operations	0.27			0.44
Net (loss)/income	$1.12			$1.12

Earnings per share - Diluted
(Loss)/income from continuing operations	$0.84			$0.67
Discontinued operations	0.27			$0.44
Net (loss)/income	$1.11			$1.11

Shares used in computing earnings per share:
Basic	31,262			31,262
Diluted	31,510			31,510